                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement.       [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2)).
     [X] Definitive Proxy Statement.

     [ ] Definitive Additional Materials.

     [ ] Soliciting Material Pursuant to Rule 14a-12


                               APACHE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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

                                 (APACHE LOGO)

                              ONE POST OAK CENTRAL
                       2000 POST OAK BOULEVARD, SUITE 100
                           HOUSTON, TEXAS 77056-4400

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    ----------------------------------------

To THE STOCKHOLDERS OF APACHE CORPORATION:

The 2004 annual meeting of stockholders of Apache Corporation, a Delaware corporation, will be held on Thursday, May 6, 2004, at 10:00 a.m. (Houston time), at the Doubletree Hotel Houston -- Post Oak, 2001 Post Oak Boulevard, Houston, Texas, for the following purposes:

     1. To elect four directors to serve until the Company's annual meeting in 2007;

     2. To consider and act upon the stockholder proposal set forth in the accompanying proxy statement; and

     3. To transact any other business that may properly come before the meeting or any adjournment thereof.

Holders of record of the Company's common stock as of the close of business on March 17, 2004 are entitled to notice of, and to vote at, the annual meeting. The Company's stock transfer books will not be closed. A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any Apache stockholder at 2000 Post Oak Boulevard, Suite 100, Houston, Texas, for purposes relating to the annual meeting, during normal business hours for a period of ten days before the meeting.

It is important that your shares are represented at the meeting. We encourage you to designate the proxies named on the enclosed proxy card to vote your shares on your behalf and per your instructions. This action does not limit your right to vote in person or to attend the meeting.

                                         By order of the Board of Directors

                                         APACHE CORPORATION

                                         /s/ C. L. PEPER
                                         C. L. PEPER
                                         Corporate Secretary

Houston, Texas
March 26, 2004

                       PROXY STATEMENT TABLE OF CONTENTS

                                                              PAGE
                                                              ----
General.....................................................    1
Purpose of the Annual Meeting...............................    1
Who Can Vote................................................    1
How to Vote.................................................    1
Voting 401(k) Plan Shares...................................    2
Revoking a Proxy............................................    2
Quorum and Votes Needed.....................................    2
How the Votes are Counted...................................    2
Election of Directors (Proposal No. 1)......................    3
      Nominees for Election as Directors....................    4
      Continuing Directors..................................    5
      Standing Committees and Meetings of the Board of
       Directors............................................    7
      Report of the Audit Committee.........................   10
      Director Compensation.................................   10
      Securities Ownership and Principal Holders............   12
      Section 16(a) Beneficial Ownership Reporting
       Compliance...........................................   13
      Equity Compensation Plan Information..................   14
      Executive Officers of the Company.....................   15
      Summary Compensation Table............................   18
      Option/SAR Exercises and Year-End Value Table.........   20
      The Management Development and Compensation Committee
       Report on Executive Compensation.....................   21
      Performance Graph.....................................   26
      Employment Contracts and Termination of Employment and
       Change-in-Control Arrangements.......................   27
      Compensation Committee Interlocks and Insider
       Participation........................................   28
      Certain Business Relationships and Transactions.......   28
Stockholder Proposal (Proposal No. 2).......................   30
Independent Public Auditors.................................   33
Future Stockholder Proposals................................   34
Solicitation of Proxies.....................................   34
Appendix -- Audit Committee Charter.........................  A-1

Note: Throughout this proxy statement, references to the "stock split" relate to the two-for-one stock split of Apache common stock distributed in shares of common stock on January 14, 2004, to stockholders of record on December 31, 2003, and references to the "stock dividends" relate to the five-percent stock dividend on Apache common stock distributed in shares of common stock on April 2, 2003, to stockholders of record on March 12, 2003, and to the ten-percent stock dividend on Apache common stock distributed in shares of common stock on January 21, 2002, to stockholders of record on December 31, 2001.

                               APACHE CORPORATION
                              ONE POST OAK CENTRAL
                       2000 POST OAK BOULEVARD, SUITE 100
                           HOUSTON, TEXAS 77056-4400

                                                                  March 26, 2004

                                PROXY STATEMENT

GENERAL

This proxy statement contains information about the 2004 annual meeting of stockholders of Apache Corporation. In this proxy statement "Apache" and "the Company" both refer to Apache Corporation. This proxy statement and the enclosed proxy card are being mailed to you by the Company's board of directors starting on or about March 26, 2004.

PURPOSE OF THE ANNUAL MEETING

At the Company's annual meeting, stockholders will vote on the election of directors and a stockholder proposal as outlined in the accompanying notice of meeting, and on any other business that properly comes before the meeting. As of the date of this proxy statement, the Company is not aware of any other business to come before the meeting. There are no rights of appraisal or similar rights of dissenters arising from matters to be acted on at the meeting.

WHO CAN VOTE

Only stockholders of record holding shares of Apache common stock at the close of business on the record date, March 17, 2004, are entitled to receive notice of the annual meeting and to vote the shares of Apache common stock they held on that date. As of March 17, 2004, there were 325,153,372 shares of Apache common stock issued and outstanding. Holders of Apache common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors. The enclosed proxy card shows the number of shares that you are entitled to vote.

Apache currently has outstanding one series of preferred stock -- the 5.68% Cumulative Preferred Stock, Series B (the "Series B Preferred Stock"). The holders of the depositary shares, each representing 1/10th of a share of Series B Preferred Stock, are not entitled to any voting rights, except under certain circumstances relating to non-payment of dividends on the Series B Preferred Stock. As of the date of this proxy statement, all dividend payments on the Series B Preferred Stock were current.

HOW TO VOTE

If your shares of Apache common stock are held by a broker, bank or other nominee (in "street name"), you will receive instructions from them on how to vote your shares.

If you hold shares of Apache common stock in your own name (as a "stockholder of record"), you may give instructions on how your shares are to be voted by:

     - using the toll-free telephone number or internet voting site listed on the enclosed proxy card. Specific directions for using the telephone and internet voting systems are shown on the proxy card.

     - marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

When using telephone or internet voting, the systems verify that you are a stockholder through the use of a company number for Apache and a unique control number for you. IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL THE ENCLOSED PROXY CARD.

Whichever of these methods you use to transmit your instructions, your shares of Apache common stock will be voted as you direct. If you sign and return the enclosed proxy card or otherwise designate the proxies named on the proxy card to vote on your behalf, but do not specify how to vote, your shares will be voted FOR the election of the nominees for director and AGAINST the stockholder proposal. If other matters of business not presently known are properly raised at the meeting, the proxies will vote on the matters in accordance with their best judgment.

VOTING 401(K) PLAN SHARES

If you are an employee or former employee participating in the Apache 401(k) Savings Plan and have shares of Apache common stock credited to your plan account as of the record date, such shares are shown on the enclosed proxy card and you have the right to direct the plan trustee regarding how to vote those shares. The trustee for the 401(k) plan is Fidelity Management Trust Company.

The trustee will vote the shares in your plan account in accordance with your instructions. If you do not send instructions (by voting your shares as provided above under "How to Vote") or if your proxy card is not received by May 3, 2004, the shares credited to your account will be voted by the trustee in the same proportion as it votes shares for which it did receive timely instructions.

REVOKING A PROXY

You may revoke a proxy before it is voted by submitting a new proxy with a later date (by mail, telephone or Internet), by voting at the meeting, or by filing a written revocation with Apache's corporate secretary. Your attendance at the annual meeting will not automatically revoke your proxy.

QUORUM AND VOTES NEEDED

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of Apache common stock outstanding on the record date will constitute a quorum, permitting the business of the meeting to be conducted. The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of directors. For the stockholder proposal, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the matter will be required for approval.

HOW THE VOTES ARE COUNTED

Representatives of Wells Fargo Bank, N.A. will tabulate the votes and act as inspectors of election. A properly signed proxy marked to "withhold" authority for the election of one or more directors will be counted for quorum purposes but not for voting purposes. A properly signed proxy marked "abstain" with respect to the stockholder proposal will be counted for quorum purposes but not for voting purposes. Accordingly, an abstention will have the effect of a vote against the stockholder proposal.

If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not have discretionary authority to vote certain shares of Apache common stock on a matter. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on a matter to be acted upon and will not be counted in determining the number of shares necessary for approval. However, the shares of Apache common stock represented by such "broker non-votes" will be counted for quorum purposes.

                             ELECTION OF DIRECTORS
                         (PROPOSAL NO. 1 ON PROXY CARD)

The Company's certificate of incorporation provides that, as near as numerically possible, one-third of the directors shall be elected at each annual meeting of stockholders. Unless directors earlier resign or are removed, their terms are for three years, and continue thereafter until their successors are elected and qualify as directors.

The present terms of directors Eugene C. Fiedorek, Patricia Albjerg Graham, F.
H. Merelli, and Raymond Plank will expire at the 2004 annual meeting. Mr. Fiedorek, Dr. Graham, Mr. Merelli, and Mr. Plank have been recommended by the Company's corporate governance and nominating committee and nominated by the board of directors for election by the stockholders to an additional three-year term. If elected, Mr. Fiedorek, Dr. Graham, Mr. Merelli, and Mr. Plank will serve beginning upon election until the annual meeting of stockholders in 2007.

Unless otherwise instructed, all proxies will be voted in favor of these nominees. If one or more of the nominees is unwilling or unable to serve, the proxies will be voted only for the remaining named nominees. Proxies cannot be voted for more than four nominees. The board of directors knows of no nominee for director who is unwilling or unable to serve.

                       NOMINEES FOR ELECTION AS DIRECTORS

Biographical information, including principal occupation and business experience during the last five years, of each nominee for director is set forth below. Unless otherwise stated, the principal occupation of each nominee has been the same for the past five years.

                                                              DIRECTOR
                                                               SINCE
                                                              --------
EUGENE C. FIEDOREK, 72, is a private investor. Formerly, he     1988
was managing director of EnCap Investments L.C., a Dallas,
Texas energy investment banking firm, from 1988 until March
1999, when EnCap was acquired by El Paso Energy. Mr.
Fiedorek was the managing director of the Energy Banking
Group of First RepublicBank Corp. in Dallas, Texas from 1978 to 1988. At Apache, he is a member of the audit committee.

PATRICIA ALBJERG GRAHAM, 68, joined the Company's board of      2002
directors in September 2002. She is the Charles Warren
Research Professor of the History of American Education at
Harvard University. Dr. Graham joined the faculty of Harvard
Graduate School of Education in 1974, and was its dean from
1982 to 1991. From 1991 to 2000, she served as president of
the Spencer Foundation, which supports research into
educational improvement. Dr. Graham is also a director of
Northwestern Mutual Life Insurance Company, as well as a
director of the Annenberg Institute for School Reform, the
Hitachi Foundation, the Center for Advanced Study in the
Behavioral Sciences, Central European University, the Higher
Education Support Sub-Board of the Open Society Institute,
and the Josiah Macy, Jr. Foundation. At Apache, she is a
member of the corporate governance and nominating committee.

F. H. MERELLI, 67, became chairman of the board, chief          1997
executive officer, president, and a director of Cimarex
Energy Co., a Denver, Colorado independent oil and gas
exploration and production company, on September 30, 2002,
upon the acquisition by Cimarex of Key Production Company,
Inc. and the exploration and production division of
Helmerich & Payne, Inc. He was chairman of the board and
chief executive officer of Key from 1992 until October 2002, and served as Key's president from 1992 to September 1999
and from March 2002 to October 2002. Formerly, Mr. Merelli
served as Apache's president and chief operating officer
from 1988 to 1991. Prior to that, he was president of Terra
Resources, Inc., a Tulsa, Oklahoma oil and gas company, from
1979 to 1988. At Apache, Mr. Merelli is a member of the
audit committee and the executive committee.

RAYMOND PLANK, 81, has been chairman of the Company's board     1954
of directors since 1979, having served as the company's
chief executive officer from 1966 until May 2002, and
president from 1954 to 1979. Mr. Plank founded the Company
and is a member of the executive committee.

                              CONTINUING DIRECTORS

Biographical information, including principal occupation and business experience during the last five years, for each continuing member of the board of directors whose term is not expiring at the 2004 annual meeting is set forth below. Unless otherwise stated, the principal occupation of each director has been the same for the past five years.

                                                                DIRECTOR      TERM
                                                                 SINCE      EXPIRES
                                                                --------    --------
FREDERICK M. BOHEN, 66, returned to serve as executive vice       1981        2006
president and chief operating officer of The Rockefeller
University in February 2002, having previously served in
those capacities from 1990 through September 1999. He was
senior vice president of Brown University from 1983 to 1990, and served as vice president of finance and operations at
the University of Minnesota from 1981 to 1983. Mr. Bohen was with the U.S. Department of Health and Human Services as
assistant secretary for management and budget from 1977 to
1981. He is a director of American Council of Learned
Societies, a member of its executive committee and chairman
of its finance committee. Mr. Bohen is also a director of
the Polish American Freedom Foundation and chairman of its
investment committee, as well as a director of the Teak
Fellowship, a not-for-profit organization that mentors and
assists gifted adolescent children from disadvantaged
circumstances. At Apache, he is chairman of the management
development and compensation committee and chairman of the
stock option plan committee.

G. STEVEN FARRIS, 56, was appointed president, chief              1994        2005
executive officer and chief operating officer in May 2002,
having been president and chief operating officer of the
Company since May 1994. He was senior vice president of the
Company from 1991 to 1994, and vice president -- exploration and production from 1988 to 1991. Prior to joining Apache,
Mr. Farris was vice president of finance and acquisitions
for Terra Resources, Inc., a Tulsa, Oklahoma oil and gas
company, from 1983 to 1988. He is a member of the executive
committee.

RANDOLPH M. FERLIC, 67, retired in December 1993 from his         1986        2005
practice as a thoracic and cardiovascular surgeon. He is the founder of Surgical Services of the Great Plains, P.C., and
served as its president from 1974 to 1993. Dr. Ferlic was
elected as a Regent of the University of Nebraska in
November 2000. At Apache, he is chairman of the audit
committee and a member of the executive committee.

A. D. FRAZIER, JR., 59, became president and chief operating      1997        2005
officer of Caremark Rx, Inc., a publicly-traded pharmacy
benefit management company, in August 2002. From March 2001
until August 2002, Mr. Frazier was chairman and chief
executive officer of the Chicago Stock Exchange. He had been a global partner of AMVESCAP PLC, a London-based independent global investment management firm and the parent company of
INVESCO, Inc., from 1997 to March 2001, having served
INVESCO as president and chief executive officer of its U.S.
institutional business from 1997 to December 2000, and
executive vice president from 1996 to 1997. Mr. Frazier was
chief operating officer of the Atlanta Committee for the
Olympic Games from 1991 to 1996. He is also a director of
Caremark Rx, Inc. and R. J. Reynolds Tobacco Holdings, Inc.,
Winston-Salem, North Carolina. At Apache, Mr. Frazier is a
member of the management development and compensation
committee and the stock option plan committee.

                                                                DIRECTOR      TERM
                                                                 SINCE      EXPIRES
                                                                --------    --------

JOHN A. KOCUR, 76, is engaged in the private practice of          1977        2005
law. He served as vice chairman of the Company's board of
directors from 1988 to 1991. Mr. Kocur was employed by the
Company from 1969 until his retirement in 1991, and served
as the Company's president from 1979 to 1988. He is chairman of the executive committee and a member of the management
development and compensation committee.

GEORGE D. LAWRENCE, 53, is a private investor, and joined         1996        2006
the Company's board of directors in May 1996. Formerly, he
was president, chief executive officer and a director of The
Phoenix Resource Companies, Inc. from 1990 until May 1996,
when Phoenix became a wholly-owned subsidiary of Apache. Mr.
Lawrence is a member of the executive committee and the
management development and compensation committee.

RODMAN D. PATTON, 60, joined the Company's board of               1999        2006
directors in December 1999. Mr. Patton has nearly 30 years
experience in oil and gas investment banking and corporate
finance activity, most recently serving as managing director of the Merrill Lynch Energy Group from 1993 until April
1999. Previously, he was with First Boston and Eastman
Dillon, Union Securities (later Blyth Eastman Dillon). Mr.
Patton is a director of Valero GP, LLC, San Antonio, Texas,
and is chairman of their audit committee. Valero GP, LLC is
the general partner of Valero LP, owner and operator of
crude oil and refined products pipeline, terminalling, and
storage assets. At Apache, Mr. Patton is a member of the
audit committee.

CHARLES J. PITMAN, 61, joined the Company's board of              2000        2006
directors in May 2000. He retired from BP Amoco plc in late
1999, having served as regional president -- Middle
East/Caspian/Egypt/India and business unit leader for new
business development -- Middle East/Caspian since December
1998. Prior to the merger of British Petroleum and Amoco
Corporation, Mr. Pitman served as chairman and president of
Amoco Eurasia Petroleum Company from 1997 to 1998, and was
president of Amoco Egypt Oil Company from 1992 to 1996. He
is the sole member of Shaker Mountain Energy Associates LLC, a consulting company formed in September 1999, and is an
advisor to the supervisory board of Urals Energy, N.V. At
Apache, Mr. Pitman is chairman of the corporate governance
and nominating committee.

JAY A. PRECOURT, 66, rejoined the Company's board of              2003        2006
directors in February 2003, having been a member of the
Company's board from July 1992 to August 1995. He has been
since 2000, chairman of the board and chief executive
officer of Scissor Tail Energy, LLC, a Denver, Colorado
gatherer, transporter, and processor of natural gas and
natural gas liquids, and since 1999, chairman of the board
of Hermes Consolidated, Inc., a Denver, Colorado gatherer,
transporter, and refiner of crude oil and crude oil
products. Formerly, Mr. Precourt was vice chairman and chief executive officer of Tejas Gas Corporation from 1986 to 1999 and president from 1996 to 1998, and was chairman of the
board of Coral Energy L.P. from 1996 to 1999. He is a
director of Halliburton Company and a member of its
compensation committee, a director of The Timken Company and chairman of its audit committee, and a director of Founders
Funds, Inc. At Apache, Mr. Precourt is a member of the
corporate governance and nominating committee.

                        STANDING COMMITTEES AND MEETINGS
                           OF THE BOARD OF DIRECTORS

The board of directors has an audit committee, a management development and compensation ("MD&C") committee, a stock option plan committee, an executive committee, and a nominating committee (now known as the corporate governance and nominating committee). Actions taken by these committees are reported to the board of directors at the next board meeting. During 2003, each of the Company's directors attended at least 89 percent of all meetings of the board of directors and committees of which they were members, except A. D. Frazier, Jr., who attended 69 percent of all such meetings.

------------------------------------------------------------------------------------------------------------------
                                              2003 MEMBERSHIP ROSTER
------------------------------------------------------------------------------------------------------------------
 NAME                              BOARD      AUDIT      MD&C       STOCK OPTION     EXECUTIVE      NOMINATING
------------------------------------------------------------------------------------------------------------------
 Frederick M. Bohen                  X                    X*             X*
------------------------------------------------------------------------------------------------------------------
 G. Steven Farris                    X                                                   X
------------------------------------------------------------------------------------------------------------------
 Randolph M. Ferlic                  X         X*                                        X             X***
------------------------------------------------------------------------------------------------------------------
 Eugene C. Fiedorek                  X          X
------------------------------------------------------------------------------------------------------------------
 A. D. Frazier, Jr.                  X                     X             X
------------------------------------------------------------------------------------------------------------------
 Patricia Albjerg Graham             X                                                                 X***
------------------------------------------------------------------------------------------------------------------
 John A. Kocur                       X                     X                            X*              X**
------------------------------------------------------------------------------------------------------------------
 George D. Lawrence                  X                     X                             X
------------------------------------------------------------------------------------------------------------------
 F. H. Merelli                       X          X                                        X
------------------------------------------------------------------------------------------------------------------
 Rodman D. Patton                    X          X
------------------------------------------------------------------------------------------------------------------
 Charles J. Pitman                   X                                                                  X**
------------------------------------------------------------------------------------------------------------------
 Raymond Plank                      X*                                                   X
------------------------------------------------------------------------------------------------------------------
 Jay A. Precourt                     X                                                                 X***
------------------------------------------------------------------------------------------------------------------
 No. of Meetings in 2003             6          9          4             3               0               4
------------------------------------------------------------------------------------------------------------------

  *  Chairman

 ** Mr. Kocur was chairman and a member of the nominating committee until February 6, 2003. Mr. Pitman was appointed chairman of the nominating committee on February 6, 2003, having been a member of the committee since 2000.

*** Dr. Ferlic was a member of the nominating committee until February 6, 2003. Dr. Graham and Mr. Precourt were appointed to the nominating committee on February 6, 2003.

The audit committee reviews with the independent accountants and internal auditors of the Company their respective audit and review programs and procedures, and the scope and results of their audits. It also examines professional services provided by the Company's independent accountants and evaluates their costs and related fees. Additionally, the audit committee reviews the Company's financial statements and the adequacy of the Company's system of internal accounting controls. The audit committee makes recommendations to the board of directors concerning the Company's independent accountants and their engagement or discharge.

During 2003 and the first two months of 2004, the board of directors reviewed the composition of the audit committee pursuant to the rules of The New York Stock Exchange, Inc. ("NYSE") and The NASDAQ National Market ("NASDAQ") governing audit committees. Based on this review, the board of directors confirmed that all members of the audit committee are "independent" under the NYSE and NASDAQ rules. During 2000, the audit committee adopted a charter, which was approved by the board of directors on May 4, 2000, and which reflects the NYSE's rules and the regulations of the Securities and Exchange Commission (the "SEC"). No changes were made to the audit committee charter during 2003. However, on February 4, 2004, the audit committee adopted an amended and restated charter, which was approved by the board of directors on February 5, 2004. The audit committee charter is attached to this proxy statement as Appendix A and is available on the Company's website (www.apachecorp.com). The board of directors has determined that members of the audit committee qualify as financial experts, as defined in Item 401 of Regulation S-K under the Securities Act of 1933.

The MD&C committee reviews the Company's management resources and structure, and administers the Company's compensation programs and retirement, stock purchase and similar plans. The duties of the stock option plan committee include the award and administration of option grants under the Company's stock option plans, of grants under the executive restricted stock plan, of stock unit grants under the deferred delivery plan, and of conditional grants under the 2000 Share Appreciation Plan. During 2003 and the first two months of 2004, the board of directors reviewed the composition of the MD&C committee pursuant to the rules of the NYSE and NASDAQ governing compensation committees. Based on this review, the board of directors confirmed that all members of the MD&C committee are "independent" under the NYSE and NASDAQ rules. The MD&C committee charter is available on the Company's website (www.apachecorp.com).

The duties of the corporate governance and nominating committee include recommending to the board of directors the slate of director nominees submitted to the stockholders for election at the annual meeting and proposing qualified candidates to fill vacancies on the board of directors. The corporate governance and nominating committee is also responsible for developing corporate governance principles for the Company and overseeing the evaluation of the board of directors. During 2003 and the first two months of 2004, the board of directors reviewed the composition of the corporate governance and nominating committee pursuant to the rules of the NYSE and NASDAQ governing governance committees. Based on this review, the board of directors confirmed that all members of the corporate governance and nominating committee are "independent" under the NYSE and NASDAQ rules. The corporate governance and nominating committee charter is available on the Company's website (www.apachecorp.com).

The corporate governance and nominating committee considers director nominee recommendations from executive officers of the Company, independent members of the board, and stockholders of the Company. The corporate governance and nominating committee may also retain an outside search firm to assist it in finding appropriate nominee candidates. Stockholder recommendations for director nominees received by Apache's corporate secretary (at the address and by the deadline for submitting stockholder proposals set forth under the heading "Future Stockholder Proposals") are forwarded to the corporate governance and nominating committee for consideration.

The executive committee is vested with the authority to exercise the full power of the board of directors, within established policies, in the intervals between meetings of the board of directors. In addition to the general authority vested in it, the executive committee may be vested with specific power and authority by resolution of the board of directors.

CRITERIA FOR RE-ELECTION OF EXISTING BOARD MEMBERS

The corporate governance and nominating committee considers the following criteria in recommending the nomination of directors for re-election to the Company's board of directors:

     - Record of past attendance at board of directors and committee meetings.

     - Ability to contribute to a positive, focused atmosphere in the board room.

     - Absence of any cause for removal from the board of directors.

     - Past contributions in service on the board of directors.

In addition, all nominees for re-election shall evidence a desire and willingness to attend future board of directors and committee meetings. All decisions regarding whether to recommend the nomination of a director for re-election shall be within the sole discretion of the corporate governance and nominating committee.

CRITERIA FOR NEW BOARD MEMBERS

The corporate governance and nominating committee considers the following criteria in recommending new nominees to the Company's board of directors and its committees from time to time:

     - Expertise and perspective needed to govern the business and strengthen and support top management -- for example: strong financial expertise, knowledge of international operations, or knowledge of the petroleum industry and/or the electrical power industry.

     - Sound business judgment and a sufficiently broad perspective to make meaningful contributions, under pressure if necessary.

     - Interest and enthusiasm in the Company and a commitment to become involved in its future.

     - The time and energy to meet board of directors commitments.

     - Constructive participation in discussions, with the capacity to quickly understand and evaluate complex and diverse issues.

     - Dedication to the highest ethical standards.

     - Supportive of management, but independent, objective, and willing to question and challenge both openly and in private exchanges.

     - An awareness of the dynamics of change and a willingness to anticipate and explore opportunities.

All decisions regarding whether to recommend the nomination a new nominee for election to the board of directors shall be within the sole discretion of the corporate governance and nominating committee.

All new nominees and directors for re-election will be evaluated without regard to race, sex, age, religion, or physical disability.

                         REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication With Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services with the auditors' independence.

The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

The Committee's amended and restated charter adopted February 5, 2004, is included as Appendix A. The Committee held nine meetings during fiscal year 2003. The members of the Committee are considered independent because they satisfy the independence requirements for Board members prescribed by the New York Stock Exchange and the NASDAQ National Market listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

March 8, 2004                            Members of the Audit Committee

                                         Randolph M. Ferlic, Chairman
                                         Eugene C. Fiedorek
                                         F. H. Merelli
                                         Rodman D. Patton

                             DIRECTOR COMPENSATION

Employee directors do not receive additional compensation for serving on the board of directors or any committee of the board. During 2003, non-employee directors received an annual retainer of $40,000, of which $10,000 in value was paid in the form of shares of Apache common stock, plus $1,500 for each board of directors or committee meeting attended in person or $1,000 for each meeting attended by telephone. Non-employee directors are reimbursed for expenses incurred in attending meetings. Non-employee directors receive an annual retainer of $2,000 for each committee of which they are members. In addition, the chairman of each committee receives $4,000 annually for chairing their respective committees.

Under the terms of the Company's non-employee directors' compensation plan, as amended in 2003, non-employee directors can elect to defer receipt of all or any portion of their retainers or meeting attendance fees and, subject to certain parameters, can defer those amounts in the form of cash or in the form of shares of Apache common stock. Amounts deferred in the form of cash accrue interest equal to the Company's rate of return on its short-term marketable securities; amounts deferred in the form of Apache common stock accrue dividends as if the stock were issued and outstanding when such dividends were payable. All deferred amounts, as well as accrued interest and dividends, are maintained in a separate memorandum account for each participating non-employee director. Amounts are paid out in cash and/or shares of common stock, as applicable, upon the non-employee director's retirement or other termination of his or her directorship, or on a specific date, in a lump sum or in annual installments over a ten-year (or shorter) period. Four non-employee directors deferred all or a portion of their fees during 2003.

An unfunded retirement plan for non-employee directors was established in December 1992. The plan is administered by the management development and compensation committee and pays retired non-employee directors benefits equal to two-thirds of the annual retainer for a period based on length of service. Payments are made on an annual basis, for a maximum of ten years, and are paid from the general assets of the Company. In the event of the director's death prior to receipt of all benefits payable under the plan, the remaining benefits are payable to the director's surviving spouse or designated beneficiary until the earlier of the termination of the payment period or the death of the surviving spouse or designated beneficiary. During 2003, benefits were paid under this plan to, or on behalf of, five former directors who retired from the Company's board of directors during 1997, 1998, 2000 and 2001.

The Company established an equity compensation plan for non-employee directors in February 1994, which is administered by the management development and compensation committee. Each non-employee director was awarded 1,000 restricted shares of the Company's common stock every five years from July 1, 1994 through July 1, 2000, with the shares vesting at a rate of 200 shares annually. On May 3, 2001, the plan was amended to provide that on July 1, 2001 and on July 1 of each third year thereafter through July 1, 2003, each non-employee director will be awarded 1,000 restricted shares of common stock, with one-third of the shares vesting annually. Except as noted below, any unvested shares are forfeited at the time the non-employee director ceases to be a member of the board. The unvested portion of any award is automatically vested upon retirement or death while still serving as a member of the board; provided that the non-employee director (a) is at least 60 years old and has completed at least ten years of service at the time of retirement, or (b) has completed at least ten years of service at the time of death. Awards are made from shares of common stock held in the Company's treasury, and are automatic and non-discretionary. An award of 1,000 shares was made to each of two non-employee directors during 2003.

On February 5, 2004, the plan was amended to adjust the awards to 2,310 restricted shares of common stock (1,000 shares adjusted for the stock dividends and stock split) for any awards made during the period July 1, 2004 through July 1, 2009. New non-employee directors will receive awards of 2,310 shares of common stock on the July 1 next succeeding their election to the board. All shares of common stock awarded under the plan have full dividend and voting rights. The plan expires on July 1, 2009, with a maximum of 50,000 shares of common stock (115,500 shares after adjustment for the stock dividends and stock split) that may be awarded during the term of the plan.

                   SECURITIES OWNERSHIP AND PRINCIPAL HOLDERS

The following tables set forth, as of February 29, 2004, the beneficial ownership of each director or nominee for director of the Company, the chief executive officer, the four other most highly compensated executive officers, and all directors and executive officers of the Company as a group. All ownership information is based upon filings made by those persons with the SEC and upon information provided to the Company. (All share numbers in the table and footnotes have been adjusted for the stock dividends.)

----------------------------------------------------------------------------------------------------------------
                                                                                AMOUNT AND          PERCENT OF
                                                                           NATURE OF BENEFICIAL        CLASS
     TITLE OF CLASS                 NAME OF BENEFICIAL OWNER                   OWNERSHIP(1)         OUTSTANDING
----------------------------------------------------------------------------------------------------------------
 Common Stock, par value
 $0.625                   Frederick M. Bohen                                  20,166(2)(3)            *
                          --------------------------------------------------------------------------------------
                          G. Steven Farris                                   934,571(4)(5)(6)(7)      *
                          --------------------------------------------------------------------------------------
                          Randolph M. Ferlic                                 469,566(2)(8)            *
                          --------------------------------------------------------------------------------------
                          Eugene C. Fiedorek                                  36,470(2)               *
                          --------------------------------------------------------------------------------------
                          A. D. Frazier, Jr.                                  13,749(2)               *
                          --------------------------------------------------------------------------------------
                          Patricia Albjerg Graham                              4,197(2)(3)            *
                          --------------------------------------------------------------------------------------
                          John A. Kocur                                       65,913(2)               *
                          --------------------------------------------------------------------------------------
                          George D. Lawrence                                  29,888(2)(3)            *
                          --------------------------------------------------------------------------------------
                          F. H. Merelli                                       24,042(2)(3)(6)         *
                          --------------------------------------------------------------------------------------
                          Rodman D. Patton                                    17,704(2)               *
                          --------------------------------------------------------------------------------------
                          Charles J. Pitman                                   10,491(2)               *
                          --------------------------------------------------------------------------------------
                          Raymond Plank                                      948,865(4)(5)(6)(7)      *
                          --------------------------------------------------------------------------------------
                          Jay A. Precourt                                      2,280(2)               *
                          --------------------------------------------------------------------------------------
                          Roger B. Plank                                     558,510(4)(5)(6)(7)      *
                          --------------------------------------------------------------------------------------
                          John A. Crum                                       149,025(4)(5)(6)(7)      *
                          --------------------------------------------------------------------------------------
                          Floyd R. Price                                     253,232(4)(5)(6)(7)      *
                          --------------------------------------------------------------------------------------
                          All directors, nominees, and executive
                          officers as a group (including the above named
                          persons)                                         4,559,414(4)(5)(6)(7)     1.4
----------------------------------------------------------------------------------------------------------------

 *  Represents less than one percent of outstanding shares of common stock.

(1) All ownership is sole and direct unless otherwise noted. Inclusion of any common shares not owned directly shall not be construed as an admission of beneficial ownership. Fractional shares have been rounded to the nearest whole share.

(2) Includes restricted common shares awarded under the Company's Equity Compensation Plan for Non-Employee Directors.


                                         (footnotes continued on following page)

(3) Includes the following common share equivalents related to retainer fees deferred under the Company's Non-Employee Directors' Compensation Plan: Mr. Bohen -- 7,760; Dr. Graham -- 1,190; Mr. Lawrence -- 4,630; and Mr.
    Merelli -- 646.

(4) Includes the following common stock equivalents held through the Company's Deferred Delivery Plan: Mr. Farris -- 8,094; Mr. Raymond Plank -- 113,753; Mr. Roger Plank -- 36,780; Mr. Crum -- 2,839; Mr. Price -- 5,650; and all directors and executive officers as a group -- 227,644.

(5) Includes the following common shares issuable upon the exercise of outstanding employee stock options which are exercisable within 60 days: Mr. Farris -- 412,948; Mr. Raymond Plank -- 440,284; Mr. Roger Plank -- 319,123; Mr. Crum -- 98,808; Mr. Price -- 213,556; and all directors and executive officers as a group -- 2,232,797.

(6) Includes shares held by the trustee of the Company's 401(k) Savings Plan and related Non-Qualified Retirement/Savings Plan: Mr. Farris -- 68,679; Mr. Merelli -- 16,202; Mr. Raymond Plank -- 7,011; Mr. Roger Plank -- 51,957; Mr. Crum -- 32,206; Mr. Price -- 22,452; and all directors and executive officers as a group -- 273,656.

(7) Includes the following restricted stock units (each equivalent to one share of common stock) granted under the Company's Executive Restricted Stock
    Plan: Mr. Farris -- 35,920; Mr. Raymond Plank -- 35,920; Mr. Roger
    Plank -- 17,754; Mr. Crum -- 13,234; Mr. Price -- 11,574; and all directors and executive officers as a group -- 244,178.

(8) Includes 13,860 common shares owned directly by Ferlic Investments, Ltd. in which Dr. Ferlic owns a 36-percent interest. Also includes a total of 21,090 common shares held by Dr. Ferlic's daughters, son and grandchildren, as to which he has some power of disposition, but disclaims beneficial ownership.

The following table sets forth the only person known to the Company, as of February 29, 2004, to be the owner of more than five percent of outstanding shares of the Company's common stock, according to reports filed with the SEC:

---------------------------------------------------------------------------------------------------------------------
                                             NAME AND ADDRESS OF          AMOUNT AND NATURE OF     PERCENT OF CLASS
TITLE OF CLASS                                 BENEFICIAL OWNER           BENEFICIAL OWNERSHIP       OUTSTANDING
---------------------------------------------------------------------------------------------------------------------
  Common Stock, par value $0.625....   FMR Corp.                              32,915,604*                10.1
                                         82 Devonshire Street
                                         Boston, Massachusetts 02109
---------------------------------------------------------------------------------------------------------------------

* Per Schedule 13G filed with the SEC, dated February 10, 2004. Does not include 1,875,243 shares held by Fidelity Management Trust Company ("FMTC") as trustee of the Company's 401(k) Savings Plan. FMTC is a wholly-owned subsidiary of FMR Corp.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, as well as beneficial owners of ten percent or more of the Company's common stock, to report their holdings and transactions in the Company's securities. Based on information furnished to the Company and contained in reports provided pursuant to Section 16(a), as well as written representations that no other reports were required for 2003, Roger B. Plank, an officer of the Company, filed a late report relating to the open market purchase of 110 shares of Apache common stock (230 shares after adjustment for the stock dividends and stock split) by a trust of which Mr. Plank is trustee.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2003, relating to the Company's equity compensation plans, under which grants of stock options, restricted stock units, and other rights to acquire shares of Apache common stock may be granted from time to time. (All share numbers and per share prices in the table and footnotes have been adjusted for the stock dividends and stock split).

--------------------------------------------------------------------------------------------------------------
                                                 (A)                    (B)                      (C)
--------------------------------------------------------------------------------------------------------------
                                                                                        NUMBER OF SECURITIES
                                                                                       REMAINING AVAILABLE FOR
                                         NUMBER OF SECURITIES                           FUTURE ISSUANCE UNDER
                                          TO BE ISSUED UPON       WEIGHTED-AVERAGE       EQUITY COMPENSATION
                                             EXERCISE OF         EXERCISE PRICE OF        PLANS (EXCLUDING
                                         OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   SECURITIES REFLECTED IN
PLAN CATEGORY                            WARRANTS AND RIGHTS    WARRANTS AND RIGHTS          COLUMN (A),
--------------------------------------------------------------------------------------------------------------
 Equity compensation plans approved by
   security holders(1)................        4,504,040              $  19.425(4)                     0
--------------------------------------------------------------------------------------------------------------
 Equity compensation plans not approved
   by security holders(2).............       11,447,030              $  21.743(4)             6,025,378
--------------------------------------------------------------------------------------------------------------
      Total(3)........................       15,951,070              $  20.587(4)             6,025,378
--------------------------------------------------------------------------------------------------------------

(1) Includes the Company's 1990 Stock Incentive Plan, 1995 Stock Option Plan and 1998 Stock Option Plan.

(2) Includes the Company's 1996 Performance Stock Option Plan, 2000 Stock Option Plan, 2000 Share Appreciation Plan, Executive Restricted Stock Plan, Conditional Stock Grant to G. Steven Farris, Non-Employee Directors' Compensation Plan, Equity Compensation Plan for Non-Employee Directors, and Deferred Delivery Plan.

    See Note 9 of the Notes to Consolidated Financial Statements, included in the Company's Form 10-K for the year ended December 31, 2003, for the material features of the 1996 Performance Stock Option Plan, 2000 Stock Option Plan, 2000 Share Appreciation Plan, and Executive Restricted Stock Plan.

    The material features of the Conditional Grant to G. Steven Farris are discussed in the footnotes to the Summary Compensation Table. The material features of the Non-Employees Directors' Compensation Plan and Equity Plan for Non-Employee Directors are discussed under "Director Compensation."

    The Company's Deferred Delivery Plan (i) allows officers and certain key employees to defer income from certain equity compensation plans (such as the stock option and restricted stock plans) in the form of deferred units, and (ii) provides for grants of deferred units. Each deferred unit is equivalent to one share of Apache common stock. Distributions from the plan are made, at the election of the participant, beginning five years from deferral or upon termination of employment.

(3) Does not include stock options to purchase an aggregate of 110,273 shares of Apache common stock, at a weighted average exercise price of $8.28 per share, granted under a plan assumed in connection with an acquisition. No additional stock options may be granted under the assumed plan.

(4) Weighted average exercise price of outstanding stock options; excludes restricted stock units, performance-based stock units, and deferred stock units.

                       EXECUTIVE OFFICERS OF THE COMPANY

Biographical information concerning the executive officers of the Company is set forth below. Biographical information concerning Raymond Plank and G. Steven Farris is set forth above under the captions "Nominees for Election as Directors" and "Continuing Directors."

MICHAEL S. BAHORICH, 47, was appointed executive vice president -- exploration and production technology in May 2000, having been the Company's vice president -- exploration and production technology since January 1999, vice president -- exploration technology since December 1997, and the Company's chief geophysicist since 1996. From 1981 until joining the Company, he held positions of increasing responsibility at Amoco Corporation in Denver, Colorado and Tulsa, Oklahoma. Mr. Bahorich is past president of the Society of Exploration Geophysicists and serves on an advisory board at Stanford University.

JEFFREY M. BENDER, 52, was appointed vice president -- human resources in September 2000. Prior to joining the Company, he served as vice president of human resources for Vastar Resources, Inc., Houston, Texas, since June 1994, having helped manage its transition from an operating division of Atlantic Richfield Company (ARCO) to an independent organization following Vastar's initial public offering in mid 1994. Previously, Mr. Bender held positions of increasing responsibility with ARCO since 1975.

MICHAEL J. BENSON, 51, was appointed vice president-corporate security in December 2002, having been director of corporate security since joining the Company in 1996. From 1988 until 1996, he owned and operated an international security consulting company advising large corporations and high profile individuals. Previously, Mr. Benson was with Her Majesty's Police in the United Kingdom for 14 years.

THOMAS P. CHAMBERS, 48, was appointed vice president -- corporate planning in September 2001, having been director of planning since March 1995. Prior to joining the Company, Mr. Chambers was in the international business development group at Pennzoil Exploration and Production. Mr. Chambers is a member of the Society of Petroleum Engineers.

JOHN J. CHRISTMANN, 37, was appointed vice president -- business development in January 2004, having been production manager for the Gulf Coast region since April 2003. Prior to that, Mr. Christmann held various positions of increasing responsibility in the business development area since joining the Company in 1997. Previously, he was employed by Vastar Resources/ARCO Oil and Gas Company.

JOHN A. CRUM, 51, was appointed executive vice president -- Apache North Sea in April 2003, having served as executive vice president -Eurasia and new ventures since May 2000, and as the Company's regional vice president in Australia since 1995. Prior to joining the Company, he served in executive and management roles with Aquila Energy Resources Corporation, Pacific Enterprises Oil Company and Southland Royalty Company.

MATTHEW W. DUNDREA, 50, was appointed vice president and treasurer in July 1997, having been the Company's treasurer since March 1996 and assistant treasurer since 1994. Prior to joining the Company, he held positions of increasing responsibility at Union Texas Petroleum Holding, Inc. from 1982 to 1994.

ROBERT J. DYE, 48, was appointed vice president -- investor relations in May 1997, having been director of investor relations since 1995. Prior to that, Mr. Dye held positions of increasing responsibility in the corporate planning area since joining the Company in 1992. Previously, he was planning manager for the offshore division of BP Exploration, Houston, Texas, from 1988 to 1992.

RODNEY J. EICHLER, 54, was appointed executive vice president in February 2003, having been the Company's regional vice president in Egypt since 1999, and vice president of exploration and production in Egypt since 1997. Prior to that, Mr. Eichler was regional vice president for the Western region in Houston since 1996, and regional exploration and development manager for the Rocky Mountain region in Denver since 1993. Prior to joining the Company, Mr. Eichler was vice president-exploration for Axem Resources, LLC in Denver, Colorado, since 1989.

ERIC L. HARRY, 45, was appointed vice president and associate general counsel in February 2001, having been assistant general counsel since 1995. From 1985 until joining the Company in 1994, he was an associate and partner in the corporate and securities section of the law firm of Chamberlain, Hrdlicka, White, Williams and Martin in Houston, Texas.

JANICE K. HARTRICK, 51, was appointed vice-president and associate general counsel in July 2003, having been assistant general counsel since March 2003. Previously, she was of counsel with the law firm of Thompson & Knight from February 2002 and a solo practitioner from July 1, 2001. Prior to practicing law as outside counsel, Ms. Hartrick was senior vice president and general counsel of EEX Corporation from October 1997 until June 2001. She was chief counsel and vice president, environmental affairs for Seagull Energy Corporation, since 1992, having held positions of increasing responsibility there from 1987. Ms. Hartrick has been vice-chairman of the executive committee for the Center for American and International Law (formerly Southwestern Legal Foundation) since 1998, and representative trustee for the Rocky Mountain Mineral Law Foundation since 2000.

JON A. JEPPESEN, 56, was appointed senior vice president in February 2003, having been the Company's regional vice president for the Gulf Coast region since 2002 and the Offshore region since 1996. He served as the Company's vice president of exploration and development for North America from 1994 to 1996, and manager of the Company's offshore exploration and development from 1993 to 1994. Prior to joining the Company, Mr. Jeppesen was vice president of exploration and development for Pacific Enterprises Oil Company, Dallas, Texas, from 1989 to 1992.

P. ANTHONY LANNIE, 50, was appointed vice president and general counsel in March 2003. Prior to joining the Company, he was president of Kinder Morgan Power Company, Houston, Texas, from 2000 through February 2003, and president of Coral Energy Canada in 1999. Mr. Lannie was senior vice president and general counsel of Coral Energy, an affiliate of Shell Oil Company and Tejas Gas Corporation, from 1995 through 1999, and of Tejas Gas Corporation from 1994 until its combination with Coral Energy in 1998.

ANTHONY R. LENTINI, JR., 54, has been vice president -- public and international affairs since January 1995. Prior to joining the Company, he was vice president of public affairs for Mitchell Energy & Development Corp., The Woodlands, Texas, from 1988 through 1994.

JANINE J. MCARDLE, 43, was appointed vice president -- oil and gas marketing in November 2002. Prior to joining the Company, she served as managing director for Aquila Europe Ltd from November 2001 to October 2002, and held executive and management positions with Aquila Energy Marketing since 1993, including vice president -- trading and vice president -- mergers and acquisitions. Previously, she was a partner in Hesse Gas from 1991 to 1993. Ms. McArdle was a member of the board of directors of Intercontinental Exchange, the electronic trading platform, from 2000 to October 2002.

THOMAS L. MITCHELL, 43, was appointed vice president and controller in July 1997, having been the Company's controller and chief accounting officer since February 1996. He held various positions in the Company's natural gas marketing operation from 1990 through 1995, and served as accounting manager for the Company's Gulf Coast operations from 1989 to 1990. Prior to joining the Company, Mr. Mitchell was a manager with Arthur Andersen & Co., an independent public accounting firm, from 1982 through 1988.

W. KREGG OLSON, 50, was appointed vice president -- corporate reservoir engineering in January 2004, having been director of technical services since 1995. Prior to that, Mr. Olson held positions of increasing responsibility within corporate reservoir engineering since joining the Company in 1992. Previously, he was associated with Grace Petroleum Corporation.

CHERI L. PEPER, 50, was appointed corporate secretary of the Company in May 1995, having been assistant secretary since 1992. Prior to joining the Company, she was assistant secretary for Panhandle Eastern Corporation (subsequently PanEnergy Corp.) since 1988. Ms. Peper is a director of MemberSource Credit Union, formerly known as PT&T Federal Credit Union.

ROGER B. PLANK, 47, was appointed executive vice president and chief financial officer in May 2000, having been vice president and chief financial officer since July 1997. Previously, he was vice president -- planning and corporate development since March 1996, and vice president -- corporate planning since 1994. Mr. Plank was the Company's vice president -- external affairs from 1993 to 1994, and vice president -- corporate communications from 1987 to 1993. In June 2000, he was elected as president of Texas Independent Producers and Royalty Owners Association (TIPRO), a large independent trade association. The chairman of the Company's board of directors is Mr. Plank's father.

FLOYD R. PRICE, 54, was appointed executive vice president in February 2003. He has been president of Apache Canada Ltd since 1999 and was president of the Company's international exploration and production subsidiaries from 1995 to 1999. Mr. Price served as exploration manager from 1991 to 1994, and geologic manager from 1990 to 1991, for the Company's Mid-continent region. Prior to joining the Company, he was vice president of exploration and development from 1988 to 1989, and vice president of mid-continent exploration from 1989 to 1990, for Pacific Enterprises Oil Company, Dallas, Texas.

JON W. SAUER, 43, was appointed vice president -- tax in May 2001, having been director of tax since March 1997, and manager of tax from August 1992. Prior to joining the Company, Mr. Sauer was tax manager with Swift Energy Company, Houston, Texas, and a manager in the tax practice of Arthur Andersen & Co.

                           SUMMARY COMPENSATION TABLE

The table below summarizes the annual and long-term compensation paid to the individuals listed below for all services rendered to the Company and its subsidiaries during the last three fiscal years, in accordance with SEC rules relating to disclosure of executive compensation. The persons included in this table are the Company's chief executive officer and the four other most highly compensated executive officers who were serving as executive officers of the Company at year-end 2003.

---------------------------------------------------------------------------------------------------------------------------------
                                             ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                     -----------------------------------               AWARDS
                                                             OTHER       -----------------------------------
                                                             ANNUAL          RESTRICTED        SECURITIES
                                     SALARY    BONUS        COMPEN-            STOCK           UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR   ($)     ($)(1)      SATION($)         AWARDS($)      OPTIONS/SARS(#)*   COMPENSATION($)
---------------------------------------------------------------------------------------------------------------------------------
 Raymond Plank                  2003 881,250 1,100,000     12,126(5)         448,890(7)              0         118,875(3)
   Chairman of the Board        2002 750,000   900,000    177,408(5)         752,313(7)              0          96,000(3)
                                2001 750,000   650,000          0                  0           115,500(2)       94,200(3)
---------------------------------------------------------------------------------------------------------------------------------
 G. Steven Farris               2003 881,250 1,100,000     30,225(5)         448,890(6)(7)           0         246,120(3)(4)
   President, Chief Executive
   Officer                      2002 750,000   900,000     95,760(5)       2,215,443(6)(7)           0         196,092(3)(4)
   and Chief Operating Officer  2001 712,500   650,000     17,503(5)       1,401,250(6)        115,500(2)      189,267(3)(4)
---------------------------------------------------------------------------------------------------------------------------------
 Roger B. Plank                 2003 407,500   254,300     11,153(5)         207,180(7)              0          82,448(3)(4)
   Executive Vice President and 2002 390,000   220,000     51,766(5)         390,703(7)              0          74,200(3)(4)
   Chief Financial Officer      2001 337,292   200,000      2,951(5)               0            39,962(2)       70,020(3)(4)
---------------------------------------------------------------------------------------------------------------------------------
 John A. Crum                   2003 300,000   175,000     78,566(5)(8)      149,630(7)                        145,917(3)(4)(9)
   Executive Vice President --  2002 300,000   170,000      3,008(5)         297,415(7)              0          58,958(3)(4)
   Apache North Sea             2001 276,042   163,000     37,931(5)               0            32,802(2)       57,080(3)(4)
---------------------------------------------------------------------------------------------------------------------------------
 Floyd R. Price                 2003 271,875   210,000      5,206(5)         138,120(7)              0         105,728(3)(4)(10)
   Executive Vice President and 2002 250,000   138,000     65,444(5)         250,771(7)              0          91,900(3)(4)(10)
   President, Apache Canada Ltd 2001 248,125   135,000    100,498(5)               0            24,948(2)       99,988(3)(4)(10)
---------------------------------------------------------------------------------------------------------------------------------

 *  Share numbers have been adjusted for the stock dividends and stock split.

 (1) Includes amounts awarded under the Company's incentive compensation plans for performance in the year indicated.

 (2) There were no stock options granted to any of the named executive officers during 2003 or 2002. Shares of the Company's common stock subject to options awarded during 2001. These stock options were granted on May 2, 2001 under the terms of the 2000 Stock Option Plan. There were no adjustments or amendments during the last fiscal year to the exercise price of stock options previously granted to any of the named executive officers, except for the stock dividends and stock split.

 (3) Includes Company contributions under the Company's 401(k) Savings Plan, the Company's Money Purchase Retirement Plan, and related Non-Qualified Retirement/Savings Plan for 2003, 2002, and 2001, respectively, in the following amounts: Mr. Raymond Plank -- $118,875, $96,000, and $94,200; Mr. Farris -- $213,750, $168,000, and $163,500; Mr. Roger Plank -- $75,300,
     $70,800, and $65,675; Mr. Crum -- $56,400, $54,530, $52,925; and Mr. Price
      -- $49,184, $46,200, and $55,025.

 (4) Includes premium for executive life insurance benefits for 2003, 2002 and 2001, respectively, in the following amounts: Mr. Farris -- $32,370, $28,092, and $25,767; Mr. Roger Plank -- $7,148, $3,400, and $4,345; Mr.
     Crum -- $4,949, $4,428, and $4,155; and Mr. Price -- $9,077, $8,200, and
     $7,744.

 (5) For Mr. Farris, Mr. Roger Plank, Mr. Crum, and Mr. Price, includes amounts reimbursed for the payment of taxes relating to executive life insurance benefits. For Mr. Raymond Plank, Mr. Farris, and Mr. Roger Plank, includes amounts reimbursed for the payment of taxes on income attributable to use of Company property as approved by the board of directors. For Mr. Crum and Mr. Price, includes amounts for foreign assignment tax equalization.


                                         (footnotes continued on following page)

 (6) On December 17, 1998, the Company's board of directors granted a conditional stock award to Mr. Farris for a total of 100,000 shares of the Company's common stock (230,992 shares after adjustment for the stock dividends and stock split). The award is composed of five periodic installments, commencing on January 1st of each of the next five years, and vesting on the fifth anniversary following the applicable commencement date (subject to acceleration under specific circumstances). To receive each installment, which is payable 40 percent in cash and 60 percent in stock, Mr. Farris must be employed by the Company on the applicable commencement and vesting dates. For December 31, 2002, the last business day preceding the January 1, 2003 commencement date, the per share closing price of the Company's common stock was $56.99 ($28.4950 after adjustment); for December 31, 2001, the last business day preceding January 1, 2002, the per share closing price was $49.88 ($23.7524 after adjustment); for December 29, 2000, the last business day preceding January 1, 2001, the per share closing price was $70.0625 ($30.3301 after adjustment); for December 31, 1999, the last business day preceding January 1, 2000, the per share closing price was $36.9375 ($15.9903 after adjustment); and for December 31, 1998, the last business day preceding January 1, 1999, the per share closing price was $25.3125 ($10.9578 after adjustment). Mr. Farris has all voting, dividend and liquidation rights for each installment of shares as of the applicable commencement date listed below:

          6,667 shares (15,398 shares after adjustment) commencing January 1, 1999, vesting January 1, 2004
          13,333 shares (30,798 shares after adjustment) commencing January 1, 2000, vesting January 1, 2005
          20,000 shares (46,200 shares after adjustment) commencing January 1, 2001, vesting January 1, 2006
          26,667 shares (61,598 shares after adjustment) commencing January 1, 2002, vesting January 1, 2007
          33,333 shares (76,998 shares after adjustment) commencing January 1, 2003, vesting January 1, 2008

     At year-end 2003, the aggregate number of shares of conditional stock held by Mr. Farris was 230,992 shares (after adjustment) with a value of $9,366,726 based on the closing price of the Company's common stock as of December 31, 2003.

 (7) Dollar value of restricted stock units granted during 2003 and 2002 under the terms of the Executive Restricted Stock Plan, based on the closing price of the Company's common stock as of the date of grant. Such restricted stock units vest ratably over four years and no dividends are paid on such units until vested.

     At year-end 2003, the aggregate number of restricted stock units and value, based on the closing price of the Company's common stock as of December 31, 2003, was: Mr. Raymond Plank -- 35,920 units (after adjustment) and $1,456,556; Mr. Farris -- 35,920 units (after adjustment) and $1,456,556;
     Mr. Roger Plank -- 17,754 units (after adjustment) and $719,925; Mr.
     Crum -- 13,234 units (after adjustment) and $536,639; and Mr.
     Price -- 11,574 units (after adjustment) and $469,326.

 (8) Includes foreign assignment housing allowance of $51,599.

 (9) Includes foreign service premium of $30,000, relocation allowance of $25,000, and foreign service cost of living allowance of $29,568.

(10) Includes foreign service premium of $40,781, $37,500, and $37,219 for 2003, 2002, and 2001, respectively, and foreign service cost of living allowance for 2003 of $6,686.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

The table below provides supplemental information relating to the value realized upon the exercise of stock options during the last fiscal year by the executive officers named in the Summary Compensation Table above and the number and intrinsic value of stock options held at year end. Year-end values are based arbitrarily on the closing price of the Company's common stock for December 31, 2003, do not reflect the actual amounts, if any, which may be realized upon the future exercise of remaining stock options, and should not be considered indicative of future stock performance. (All share numbers in the table and footnotes have been adjusted for the stock dividends and stock split.)

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                               VALUE OF
                                                                                              UNEXERCISED
                        SHARES                     NUMBER OF SECURITIES UNDERLYING            IN-THE-MONEY
                      ACQUIRED ON       VALUE        UNEXERCISED OPTIONS/SARS AT              OPTIONS/SARS
                       EXERCISE        REALIZED             FY-END(#)(3)                    AT FY-END($)(3)(4)
        NAME            (#)(1)          ($)(2)      EXERCISABLE      UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
 Raymond Plank             71,400      1,268,792        543,772                 0        12,301,938                0
 G. Steven Farris               0              0        472,388                 0        10,542,719                0
 Roger B. Plank            52,436      1,197,815        319,123            12,243         7,579,294          236,090
 John A. Crum              61,558      1,581,989         98,808            13,802         1,814,051          266,154
 Floyd R. Price            25,410        678,449        213,556                 0         5,303,178                0

(1) Number of shares with respect to which stock options were exercised during 2003.

(2) Fair market value on date of exercise minus the exercise price of stock options.

(3) There were no SARs settled or outstanding at any time during the last fiscal year for any of the named executive officers.

(4) Based on the closing price of $81.10 ($40.55 after adjustment) per share of the Company's common stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System for December 31, 2003, minus the exercise price of the stock options.

             THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

This report is issued by the Management Development and Compensation Committee of the board of directors to set out the executive compensation policies and programs of the Company.

The objective of the Company's executive compensation program is to attract and retain executives capable of leading the Company in a complex, competitive, and changing industry. A capable, highly-motivated senior management is an integral part of the Company's continued success. The Company's financial performance is in large part due to the talent and efforts of the Company's executive officers. The program ties a significant portion of executive compensation to the Company's success and is primarily comprised of a base salary, an incentive bonus, and a long-term incentive component.

BASE SALARY

The Committee believes that the most effective way to compete in the executive labor market is to offer executives a competitive base salary. To achieve this balance, the Committee analyzes each executive's compensation using a four-step process. First, the key executive positions within the Company are defined in terms of scope and responsibility, job complexity, knowledge and experience required, and other relevant factors. Second, the positions are ranked internally on the basis of these definitions to establish a logical relationship among them. Third, the Committee identifies the Company's direct competitors which it believes share comparable operations, employee composition, and capitalization, and obtains comparative compensation data about the identified companies from independent compensation resources. Finally, easily-compared positions are priced in terms of salary ranges by reviewing the comparative industry data and other surveys to establish relative salary ranges for all key executive positions in the Company. Base salaries are targeted to fall at or above the median of executive salaries paid by comparable companies, and for 2003 they generally correspond to that practice. The Committee reviews the salary of each of the Company's 20 executive officers, taking into account the individual's contribution to the Company's success, how well the individual's responsibilities are fulfilled, the individual's specific performance, growth in qualifications for the individual's job, and other relevant aspects of performance.

Base salaries of all executives are generally reviewed every 12 to 24 months. Salary adjustments are made within updated, market-confirmed salary ranges according to the Committee's assessment of the executive's individual performance and the performance of the Company as a whole. However, changes in the circumstances of a particular executive can prompt an interim compensation adjustment. The Committee retained the services of an outside compensation consultant, who was proposed by management and approved by the Committee, to review the base salaries of the Company's executives and confirm that the salaries are competitive with those of comparable companies. The review included comparative data from part, but not all, of the companies comprising the Secondary Oils Index reflected in the stock performance chart set forth below. The exclusion from the review of some of the companies in the Index was due to their integrated operations or operations in diversified industries.

Based on the factors discussed above, plus additional compensation data available to the Company from other sources, 14 of the Company's officers received increases in compensation during 2003 to reflect market changes and increased responsibilities, including four of the executives named in the Summary Compensation Table.

INCENTIVE BONUS

Executives, other than the Company's chairman of the board and the Company's chief executive officer (separate plan described below), are eligible to receive a cash incentive bonus tied directly to the Company's achievement of specified financial, operational, and strategic objectives and the executive's personal achievements. In the early months of the year, the Committee establishes a listing of corporate objectives based on those submitted by senior management. The objectives are approved by the Committee and, in 2003, 75 percent of each executive's bonus depended upon the Company's achievement of these specified objectives. The remaining 25 percent of the executive's eligible bonus depended upon personal achievements related to financial strategies, operational improvements, program or project enhancements, or other objectively determinable criteria. This incentive compensation plan effectively correlates a large portion of executive compensation to predetermined corporate objectives and other objectively determinable goals, all designed to translate into value for the Company's stockholders. Committee policy provides for bonuses to be targeted at 50 percent of each executive's base salary and to exceed 50 percent if the Company's performance warrants.

Executive bonuses for 2003 were based on management's achievement during the year of specific corporate objectives established by the Committee based on accepted measures of performance in the oil and gas industry including (a) increases in cash flow and earnings, (b) growth in reserves and production while maintaining an acceptable ratio of debt to capitalization, and (c) control of costs throughout the Company. Additionally, the Committee approved seven operational, financial and administrative strategic objectives considered important to the Company's long-term success and to maximizing stockholder value. The Company has elected not to detail the individual items within the specified strategic corporate objectives as disclosure of such information could provide a competitive advantage to one or more of the Company's peers; however, the objectives were annualized for incentive purposes and were broad enough to have potential impact beyond 2003. As a result of the Company's outstanding overall performance in 2003, as well as substantial achievement of a majority of the objectives approved for 2003, the Committee recommended and the full board of directors unanimously approved an incentive bonus payment in excess of the targets set for executive officers participating in the corporate plan.

The chairman and the chief executive officer are each eligible to receive a cash incentive bonus under a separate incentive compensation plan, which functions and is administered in the same way as the plan described above, except that their performance goals are tied directly to the Company's annual financial and operational results, including the performance of the Company's common stock, all as compared to the results of a group of its peer companies. The goals include earnings, production, cash flow, reserves and ratio of debt to capitalization. The Committee determined to pay the chairman and the president bonuses of 125 percent of their base salaries in recognition of their leadership and for the Company's outstanding performance during 2003.

In addition to the Company's incentive compensation plans, the Committee may elect to award a special achievement bonus to an executive officer who has rendered services during the year that substantially exceed those normally required. Special achievement bonuses (a) reflect the Committee's decision to reward any executive whose extraordinary effort has substantially benefited the Company and its stockholders during the year, (b) are awarded only in exceptional circumstances, and (c) are in amounts relative to the benefit provided to the Company. During 2003, a special achievement bonus was paid to one of the executive officers named in the Summary Compensation Table.

LONG-TERM INCENTIVES

Long-term incentives in forms relating to the Company's common stock serve to align the interests of executive officers with the Company's stockholders by tying a significant portion of each executive's total long-term compensation to the continued growth of the Company and appreciation of its common stock. No stock options were granted to any of the executives named in the Summary Compensation Table during 2003. In lieu of stock options, the Company's executive officers received grants of restricted stock units under the Company's Executive Restricted Stock Plan. Grants of stock units covering an aggregate of 54,900 shares of the Company's common stock (109,800 shares adjusted for the stock split) were made in 2003 to the Company's executive officers as a group, including grants of restricted stock units covering 24,200 shares (48,400 shares adjusted for the stock split) made to the Company's officers named in the Summary Compensation Table presented above. Grants of restricted stock units to executives are proportionate to each officer's base salary. Individual grants of restricted stock units are targeted up to one times base salary and vest ratably over four years.

In October 2000, the Company established the 2000 Share Appreciation Plan, under which conditional share-equivalent grants were made in December 2000 to essentially all regular, full-time employees in the United States, Canada, and Australia, including each of the executives named in the Summary Compensation Table. The conditional grants under the 2000 Share Appreciation Plan are intended to provide specific individual incentives toward achieving (i) significant price appreciation for the Company's common stock based on attainment of per share price goals of $100, $120 and $180 (after adjustment for the Company's stock dividends and stock split, the price goals are $43.29, $51.95, and $77.92, respectively) prior to January 1, 2005, and (ii) a separate goal, not tied to share price, of doubling production per share from the 2000 level during any quarter ended prior to January 1, 2005. Benefits are payable under the conditional grants only if one or more of the above-referenced share price goals and/or production goal are achieved.

In recognition of his past contributions and expected future contributions to the Company, Mr. Farris, the Company's chief executive officer, was granted a conditional stock award in December 1998, for a total of 100,000 shares of the Company's common stock (230,992 shares after adjustment for the stock dividends and stock split). The award is composed of five periodic installments, commencing on January 1, 1999 and on January 1st of each of the next four years (2000 through 2003). Each installment vests on the fifth anniversary following the applicable commencement date (subject to acceleration under specific circumstances), and is payable 40 percent in cash and 60 percent in the form of stock. To receive each installment, Mr. Farris must be employed by the Company on the applicable commencement and vesting dates (see footnote 6 to the Summary Compensation Table presented above). In the event Mr. Farris elects to terminate his employment with the Company or his employment is terminated for cause, any unvested installments will be forfeited.

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Raymond Plank, the chairman of the Company's board of directors, was chief executive officer from 1966 until May 2002. His activities include direction of Apache's intensive, on-going programs to monitor, analyze and respond creatively to the changes and new requirements in the oil and gas industry, and leadership in maintenance of sound business relationships with the management of many of the nation's large oil and gas companies. These relationships are important to Apache's strategic alliances and to its acquisition approach, which emphasizes privately negotiated transactions that develop and achieve mutual business benefits. Mr. Plank actively participates in developing the Company's strategies, and has been jointly responsible for the Company's ongoing interest and successful exploration efforts in international areas such as Egypt, Australia, and China.

G. Steven Farris, the Company's president, chief executive officer and chief operating officer, assumed the responsibilities of chief executive officer in May 2002. His activities include leadership in developing the Company's strategies, implementing the Company's capital expenditure programs, and maintenance of sound business relationships with the management of many of the nation's large oil and gas companies and with the investment community. Mr. Farris has been jointly responsible for the Company's developing interest and successful exploration efforts going forward in international areas such as Egypt, Australia, China, and the North Sea. As chief executive officer, he oversees all of the Company's major business and staff units and guides and develops Apache's senior management. Reporting directly to Mr. Farris are each of the executive vice presidents, corporate and regional vice presidents, including the chief financial officer and the general counsel.

Base salary, incentive bonus, and long-term incentives for each of Mr. Plank and Mr. Farris are determined in the manner previously described and are reflected in the Summary Compensation Table above. Mr. Plank's last base salary adjustment was effective February 16, 2003, and Mr. Farris' last base salary adjustment was effective February 16, 2003. Bonuses paid to Mr. Plank and Mr. Farris were based on the Company's 2003 performance, as discussed above. Each of Mr. Plank and Mr. Farris prepares personal goals in consultation with the Committee and, throughout the year, each reports to the Committee on his progress toward achievement of those goals. Mr. Plank's and Mr. Farris' employment agreements are discussed under "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

Base salaries during 2003 for Mr. Plank and Mr. Farris' were within the Committee's percentile targets and took into account the following: their active roles in the Company's management and leadership of successful acquisitions; the Company's financial performance during 2002; and the challenges and expectations for the Company in 2003. As noted above, the bonuses paid to Mr. Plank and Mr. Farris for 2003 performance represented 125 percent of their base salaries.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

The Omnibus Budget Reconciliation Act of 1993 ("OBRA") imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any tax year commencing on or after January 1, 1994, for the compensation paid or accrued with respect to its chief executive officer and its four most highly compensated executive officers (other than the chief executive officer). In December 1995, the Internal Revenue Service issued final regulations implementing the legislation, with the regulations effective as of January 1, 1994. Certain performance-based compensation is specifically exempt from the limit if it meets the requirements contained in these final regulations. The Committee continues to review the Company's compensation plans based upon these regulations and, from time to time, determines what further actions or changes to the Company's compensation plans, if any, are appropriate.

Grants of stock options made under the Company's 1990 Stock Incentive Plan, 1995 Stock Option Plan and 1998 Stock Option Plan qualify as "performance-based" under the regulations. The Company's existing incentive compensation plans, special achievement bonuses, Executive Restricted Stock Plan, 2000 Stock Option Plan, and 2000 Share Appreciation Plan do not currently meet the requirements of the regulations, as the stockholder approvals necessary for exemption have not been sought. However, these plans operate similarly to prior plans and are designed to reward the contribution and performance of employees and to provide a meaningful incentive for achieving the Company's goals, which in turn enhances stockholder value. While the Committee cannot predict with certainty how the Company's compensation policies may be further impacted by OBRA, it is anticipated that executive compensation paid or accrued pursuant to the Company's compensation plans that do not meet the requirements of the regulations will not result in any significant loss of tax deductions in the foreseeable future.

SUMMARY

According to information provided to the Committee by its independent compensation consultant, the amount of the Company's cash compensation paid to all of its executive officers during 2003 was competitive and above the median for comparable companies. As shown on the Performance Graph following this report, the cumulative total return on the Company's common stock has outperformed that of the Dow Jones Secondary Oil Index and the Standard & Poor's Composite 500 Stock Index over the last five years. In view of the Company's competitive performance, the Committee believes that its current executive compensation policy is successful in providing stockholders with talented, dedicated executives at competitive compensation levels.

March 17, 2004                          Management Development and Compensation
                                        Committee

                                        Frederick M. Bohen, Chairman
                                        A. D. Frazier, Jr.
                                        John A. Kocur
                                        George D. Lawrence

                               PERFORMANCE GRAPH

The following stock price performance graph is included in accordance with the SEC's executive compensation disclosure rules and is intended to allow stockholders to review the Company's executive compensation policies in light of corresponding stockholder returns, expressed in terms of the appreciation of the Company's common stock relative to two broad-based stock performance indices. The information is included for historical comparative purposes only and should not be considered indicative of future stock performance. The graph compares the yearly percentage change in the cumulative total stockholder return on the Company's common stock with the cumulative total return of the Standard & Poor's Composite 500 Stock Index and of the Dow Jones Secondary Oils Stock Index from December 31, 1998 through December 31, 2003.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      FOR THE YEAR ENDED DECEMBER 31, 2003

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------------------
                                                          1998   1999   2000   2001   2002   2003
-------------------------------------------------------------------------------------------------
 Apache Corporation                                       100    147    280     221    254    382
-------------------------------------------------------------------------------------------------
 S&P's Composite 500 Stock Index                          100    121    110      97     75     97
-------------------------------------------------------------------------------------------------
 DJ Secondary Oils Stock Index                            100    115    184     169    173    227
-------------------------------------------------------------------------------------------------

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Mr. Raymond Plank serves the Company under an employment agreement entered into in December 1975, amended and restated in December 1990 and amended in April 1996. The agreement has an undefined term and is terminable at will by the Company's board of directors. Mr. Plank's annual compensation under the agreement is determined by the board of directors, but may not be less than $450,000. If his service as a director and an officer is terminated by the board of directors, Mr. Plank will serve as advisor and consultant to the Company for the remainder of his life at annual compensation equal to 50 percent of his then-current annual compensation and will receive health, dental and vision benefits for himself, his spouse and his eligible dependents during the remainder of his life. Pursuant to the agreement and in exchange for surrendering life insurance coverage, an annuity was purchased for Mr. Plank that pays $31,500 annually until 2008. Mr. Plank has agreed not to render service to any of the Company's competitors for the entire period covered by the agreement. Upon Mr. Plank's death, a total of $900,000 shall be paid (a) to his designee in equal monthly installments over ten years, or (b) if he has made no designation, in a lump sum to his estate.

Mr. Farris serves the Company pursuant to an employment agreement, dated June 6, 1988, under which he received an annual salary of $881,250 during 2003. The agreement has an undefined term and may be terminated by either the Company or Mr. Farris on 30 days advance written notice. If Mr. Farris' employment is terminated without cause, or if he terminates his employment within 30 days of a reduction in his salary without a proportionate reduction in the salaries of all other Company executives, Mr. Farris will receive, for 36 months thereafter, (a) an amount equal to his base salary as it existed 60 days prior to termination and (b) 50 percent of the maximum amount for which he qualified under the Company's incentive compensation plan, calculated on his base compensation as it existed 60 days prior to termination. In the event of Mr. Farris' death during the 36-month period, the amounts described above shall be paid to his heirs or estate. Mr. Farris has agreed not to render service to any of the Company's competitors for the term of his employment or, unless he is terminated without cause, for 36 months thereafter.

On December 17, 1998, Mr. Farris was granted a conditional stock award, the basic provisions of which are discussed above in the footnotes to the Summary Compensation Table and under the caption "Long-Term Incentives" in the report on executive compensation. Under the terms of the agreement for this award, the vesting of one or more of the five periodic installments is subject to acceleration under specific circumstances. Those circumstances generally relate to (a) termination of Mr. Farris' employment other than for cause, (b) his death or total disability, (c) an individual other than Mr. Raymond Plank or Mr. Farris becoming the Company's chief executive officer, and (d) merger, acquisition or other "change-in-control" of the Company.

In addition to the foregoing, the Company has established an income continuance plan. The plan provides that all officers of the Company, including the officers named in the Summary Compensation Table, and all employees who have either reached the age of 40, served the Company for more than ten years, or have been designated for participation based upon special skills or experience, will receive monthly payments approximating their monthly income and continued medical and health benefits from the Company for up to two years, if their employment is terminated as a result of a "change in control" of the Company, as defined in the plan.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

Frederick M. Bohen, John A. Kocur, A. D. Frazier, Jr. and George D. Lawrence served on the management development and compensation committee of the Company's board of directors for all of 2003.

Mr. Kocur, a member of the committee since September 1991 and a director of the Company since 1977, retired as an executive officer in June 1991. Pursuant to the terms of an employment agreement in place at the time of his retirement, Mr. Kocur receives health, dental and vision benefits throughout his life.

Mr. Lawrence, a member of the committee since May 1997 and a director of the Company since May 1996, is the former president and chief executive officer of The Phoenix Resource Companies, Inc. ("Phoenix"). See "Certain Business Relationships and Transactions." Pursuant to the terms of his employment agreement with Phoenix, Mr. Lawrence received medical and dental benefits through December 1997. Since that time, he has purchased medical and dental coverage through the Company.

                CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS

George D. Lawrence, a member of the Company's board of directors and the former president and chief executive officer of The Phoenix Resource Companies, Inc. ("Phoenix"), joined Apache's board in conjunction with the Company's acquisition of Phoenix by a merger (the "Merger") on May 20, 1996, through which Phoenix became a wholly-owned subsidiary of Apache. Merger consideration totaled $396.3 million, consisting of approximately 12,190,000 shares of Apache's common stock (28,158,900 shares after adjustment for the stock dividends and stock split) valued at $26.00 per share ($11.2554 after adjustment), $14.9 million of net value associated with Phoenix stock options assumed by Apache, and $64.5 million in cash.

Upon consummation of the Merger, Apache assumed Phoenix stock options that remained outstanding on May 20, 1996, including those granted to Mr. Lawrence pursuant to Phoenix's 1990 Employee Stock Option Plan. In March 2003, Mr. Lawrence received 8,291 shares of Apache common stock (16,582 shares after adjustment for the stock split) as a result of the exercise of all of his remaining stock options from the Phoenix 1990 Employee Stock Option Plan. Such exercise was for 21,656 shares of Apache common stock at an exercise price of $21.50 per share (43,312 shares at $10.75 per share after adjustment for the stock split), and Mr. Lawrence paid the net exercise price of $466,000 and required taxes of $345,000 by surrendering 13,365 shares of Apache common stock valued at $60.65 per share (26,730 shares at $30.33 per share after adjustment for the stock split).

In the ordinary course of business, Cimarex Energy, Co. ("Cimarex"), formerly Key Production Company, Inc., paid to Apache during 2003 approximately $3,669,000 for Cimarex's proportionate share of drilling and workover costs, mineral interests, and routine expenses relating to oil and gas wells in which Cimarex owns interests and of which Apache is the operator. Cimarex was paid approximately $5,742,000 directly by Apache or related entities for its proportionate share of revenues from wells in which Cimarex marketed its revenues with Apache as operator. Apache paid to Cimarex during 2003 approximately $1,268,000 for Apache's proportionate share of drilling and workover costs, mineral interests, and routine expenses relating to oil and gas wells in which Apache owns interests and of which Cimarex is the operator. Apache was paid approximately

$2,079,000 directly by Cimarex for its proportionate share of revenues from wells in which Apache marketed its revenues with Cimarex as operator. F. H. Merelli, a member of Apache's board of directors, is chairman of the board, chief executive officer, and president of Cimarex.

In the ordinary course of business, Matador Petroleum Corporation or related entities ("Matador") paid to Apache during 2003 approximately $793,000 for Matador's proportionate share of drilling and workover costs, mineral interests, and routine expenses relating to oil and gas wells in which Matador owns interests and of which Apache is the operator. Matador was paid approximately $1,458,000 directly by Apache for its proportionate share of revenues from wells in which Matador marketed its revenues with Apache as operator. Apache paid to Matador during 2003 approximately $654,000 for Apache's proportionate share of drilling and workover costs, mineral interests, and routine expenses relating to oil and gas wells in which Apache owns interests and of which Matador is the operator. Apache was paid approximately $915,000 directly by Matador for its proportionate share of revenues from wells in which Apache marketed its revenues with Matador as operator. Eugene C. Fiedorek, a member of Apache's board of directors, was a member of the board of directors of Matador until its acquisition by Tom Brown Inc in March 2003.

During 2003, Apache and it subsidiaries made donations of $201,000, in cash, property, and services, to the Ucross Foundation. During 2003, Apache also paid $40,000 to the Ucross Foundation for food, lodging, and other expenses incurred in connection with executive retreats held by Apache at the Ucross Foundation facilities. On February 5, 2004, Apache entered into an agreement to purchase Clear Creek Hunting Preserve, Inc. from Ucross Foundation for a total purchase price of $77,000. The Ucross Foundation was founded in 1981 as a non-profit organization whose primary objectives include the restoration of the historic Clear Fork headquarters of the Pratt and Ferris Cattle Company of Wyoming, the promotion of the preservation of other historical sites in the area, and the maintenance of an artists-in-residence program for writers and other artists. To help ensure that the accomplishments of the Ucross Foundation are reasonably secure, Apache's board of directors has approved a conditional charitable contribution of $10,000,000 to be made to the Ucross Foundation upon a change of control of the Company, as defined in the Company's income continuance plan. Raymond Plank, chairman of Apache's board of directors, is chairman of the board of trustees of Ucross Foundation, and G. Steven Farris, a director and officer of Apache, and Roger B. Plank, an officer of Apache, are trustees of Ucross Foundation.

During 2003, Apache and it subsidiaries made donations of $500,000, in cash, property, and services to The Fund for Teachers: A Foundation to Recognize, Stimulate and Enhance, which is a Texas non-profit corporation. In addition, during 2003, Apache accrued a $4,650,000 donation to the Fund for Teachers that was pledged in 2003 and will be paid in 2004. The Fund for Teachers seeks to provide resources directly to teachers to support learning experiences of their own design to increase their effectiveness with students, and is currently focused on funding summer sabbaticals for selected applicants. The Company's board of directors also authorized additional donations to The Fund for Teachers of up to $5,000,000 in cash, property, and services to be made in each of 2004 and 2005. If a change of control of the Company occurs, as defined in the Company's income continuance plan, any and all of the donations that have not yet been made to the Fund for Teachers will become immediately due and payable to the Fund for Teachers. Raymond Plank, chairman of Apache's board of directors, is chairman of the board and president of The Fund for Teachers.

                              STOCKHOLDER PROPOSAL
                         (PROPOSAL NO. 2 ON PROXY CARD)

Proponents of the following stockholder proposal have stated that they intend to present such proposal at the annual meeting. If one of the stockholder proponents, or a qualified representative, is present and submits his or her proposal for a vote, then the proposal will be voted on at the annual meeting. In accordance with federal securities regulations, we have included the stockholder proposal and supporting statement exactly as submitted by the proponents. The Company is not responsible for the content of the stockholder proposal or supporting statement. The board of directors has recommended a vote against the proposal for the reasons set forth below. The address and number of shares of Apache common stock held by each of the proponents will be provided upon oral or written request to the Company's corporate secretary.

The following proposal has been co-sponsored by the Boston Common Asset Management, LLC, Ethical Funds Inc., Walden Asset Management, General Board of Pension and Health Benefits of the United Methodist Church, Domini Social Investments LLC, Ethical Funds Inc., The Needmor Foundation, and Trillium Asset Management Corporation:

                           "CLIMATE CHANGE RESOLUTION
                              "APACHE CORPORATION

     "WHEREAS:

     "In 2001, the Intergovernmental Panel on Climate Change concluded "there is new and stronger evidence that most of the warming observed over the last 50 years is attributable to human activities." The National Academy of Sciences stated that the "degree of confidence in the IPCC assessment is higher today than it was 10, or even 5 years ago."

     "The Environmental Protection Agency's "Climate Action Report -- 2002," concluded that climate change poses risks to coastal communities due to sea level rise, water shortages, and increases in the heat index and frequency of heat waves.

     "100+ countries have ratified the Kyoto Protocol, spurring greenhouse gas emissions (GHG) controls abroad that could disadvantage U.S. companies against competitors already accustomed to operating in carbon-constrained environments. At least half of U.S. states are addressing global warming, through legislation, lawsuits against the Bush administration or programs initiated by governors.

     "According to recent polls by Zogby and Gallup, 75% of Americans favor mandatory controls on GHG emissions.

     "Recent reports by CERES, the Carbon Disclosure Project, Innovest Strategic Value Advisors, and the Investor Responsibility Research Center demonstrate the growing financial risks of climate change for U.S. corporations, and that companies are not adequately disclosing these risks to investors.

     "The reinsurer Swiss Re is asking companies applying for directors and officers insurance to explain what they are doing to prepare for potential regulation of GHG emissions.

     "We believe our industry is highly exposed to risk from climate change; according to the Energy Information Administration, over half of all GHG emissions in the United States are from oil and gas combustion.

     "Industry leaders such as Royal Dutch/Shell, BP, ConocoPhillips, Statoil, Suncor and Amerada Hess are taking actions to reduce their exposure to climate related risks, including assuming a cost for carbon in their strategic planning, reporting on and reducing their GHG emissions, engaging in emissions trading, and investing in renewable energy. BP reports that its emissions reduction activities have generated savings with an NPV of $650 million.

     "According to Oil and Gas Investor, the industry's environmental record is hurting its ability to attract strong employees. Companies like BP claim that their proactive stance on climate change helps to recruit and retain quality employees.

     "Apache has committed to reporting publicly its GHG emissions for its Canadian and Australian operations but produces no comparable report on its U.S. operations.

     "RESOLVED:   The shareholders request that a committee of independent
     directors of the Board assess how the company is responding to rising regulatory, competitive, and public pressure to significantly reduce greenhouse gas emissions and report to shareholders (at reasonable cost and omitting proprietary information) by September 1, 2004.

     "SUPPORTING STATEMENT:

     "We believe management has a fiduciary duty to carefully assess and disclose to shareholders all pertinent information on its response associated with climate change. We believe taking early action to reduce emissions and prepare for standards could provide competitive advantages, and inaction and opposition to emissions control efforts could expose companies to regulatory and litigation risk, and reputation damage."

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL FOR THE FOLLOWING REASONS:

Apache recognizes that it is incumbent on a company that derives its benefits from the Earth's resources to take our responsibilities to the environment seriously. This necessarily encompasses our responsibilities relating to harmful emissions. In countries with less stringent environmental protections, Apache strives to ensure that its operations meet the higher U.S. standards. Apache operates in a number of ecologically sensitive areas and has been recognized for its care for the environment. For example:

     - In Australia, Apache participates in the Greenhouse Gas Challenge Program, which is managed by the Australia Petroleum Production and Exploration Association.

     - In the U.K., since we purchased our position in the North Sea last year, Apache has independently developed an innovative plan to reduce greenhouse gas emissions by as much as 350,000 tons of carbon dioxide equivalents per year.

     - In Canada, Apache participates in the voluntary reporting of greenhouse gas emissions under the Stewardship Program managed by the Canadian Association of Petroleum Producers.

     - In the United States, Apache has committed to joining the Natural Gas STAR Program, a voluntary greenhouse gas emission reduction program for the upstream oil and gas industry, which is administered through the Environmental Protection Agency on behalf of the President's Global Climate Change Initiative.

Ensuring continued growth of stockholder value in a socially responsible manner requires a balanced assessment of all risks and rewards that the Company faces. While Apache's board of directors and management value the input of stockholders on achieving this balance, Apache is already obligated to discuss with our stockholders our costs of compliance with and risks posed by environmental laws. We believe that our public disclosures and reports already adequately discuss our response to the numerous regulatory issues that we face, including environmental issues.

Given the relatively slow rate of adoption of the Kyoto Protocol by industrialized countries, the U.S. federal government's refusal to ratify it, recent objections expressed by Russia, and the exemption of huge developing countries, such as China and India,(1) we believe that it is highly speculative whether the Kyoto Protocol will have any present or foreseeable effects on our business environment or stockholder value. Apache intends to continue to participate in voluntary programs that address greenhouse gas emissions, recognizing that, although "the extent and consequences of human-induced global climate change remains uncertain" according to the Department of Energy in October 2003,(2) the potential impacts of greenhouse gas emissions on society and ecosystems may prove to be significant. If the Kyoto Protocol were passed, Apache is fully prepared to comply with all laws and regulations in countries where we operate.

Apache intends to continue to take responsibility for assuring that it is a good steward of the environment and complying with the laws and regulations where it does business. The Company believes that the proposal before you would add no additional information or value to our current efforts. On the contrary, the proposal would add unnecessary work, diverting us from our primary goal of building stockholder value.

THE COMPANY'S BOARD OF DIRECTORS, THEREFORE, RECOMMENDS THAT YOU VOTE "AGAINST" THE PROPONENTS' PROPOSAL.

---------------

1 Energy Information Administration, "Emissions of Greenhouse Gases in the United States 2002," at 12; and "Russian Stance Leaves Fate of Global Warming Pact in Doubt," The Washington Post, September 30, 2003, A19.

2 Energy Information Administration, at 2.

                          INDEPENDENT PUBLIC AUDITORS

Ernst & Young LLP was the Company's independent public accounting firm for the fiscal year 2003. Representatives of Ernst & Young will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions regarding Apache business.

Ernst & Young's audit report on Apache's consolidated financial statements as of and for the fiscal year ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During Apache's most recent fiscal year ended December 31, 2003, and through the filing date of this proxy statement, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young's satisfaction, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with their report; and there were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K.

During 2003 and 2002, Ernst & Young provided various services to Apache. In 2003, approximately $1,500,000 of the aggregate fees paid to Ernst & Young were related to services performed in connection with current year acquisitions. The aggregate fees for each of the following types of services are set forth below:

------------------------------------------------------------------------------------
                  DESCRIPTION                          AMOUNTS (IN THOUSANDS)
------------------------------------------------------------------------------------
                                                       2003              2002
------------------------------------------------------------------------------------
  Audit Services(1)                                   $2,176            $1,478
  Audit-Related Services(2)                           $  906            $  351
  Tax Services(3)                                     $2,492            $  433
  All Other Services(4)                               $   24            $1,844

(1) Audit Services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company's consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly reviews.

(2) Audit-Related Services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements or that are traditionally performed by the independent auditor. Audit-related services include, among other things, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as "Audit Services"; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

(3) Tax Services include, tax return preparation assistance, tax planning, tax-related and structuring-related consultation, and tax-related acquisition due diligence. In 2003, such Tax Services included $371,000 for assistance with tax return preparation.

(4) All Other Services are fees for products and services other than those in the three categories above. During 2002, the full amount shown relates to certain litigation support work commenced prior to Ernst & Young's appointment as the Company's auditors. These litigation support services were completed in 2003 and Ernst & Young will no longer be allowed to perform such services for the Company.

The audit committee of the Company's board of director's reviews summaries of the services provided by Ernst & Young and the related fees, and has taken into consideration whether the provision of non-audit services by Ernst & Young is compatible with maintaining auditor independence.

                          FUTURE STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC and the Company's bylaws. Should a stockholder wish to have a proposal appear in the Company's proxy statement for next year's annual meeting, under the regulations of the SEC, it must be received by the Company's corporate secretary (at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400) on or before November 30, 2004.

                            SOLICITATION OF PROXIES

Solicitation of proxies for use at the annual meeting may be made in person or by mail, telephone or telegram, by directors, officers and regular employees of the Company. These persons will receive no special compensation for any solicitation activities. The Company has requested banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Company's common stock for whom they are record holder, and the Company will, upon request, reimburse reasonable forwarding expenses. The Company has retained Georgeson Shareholder Communications Inc. to assist in soliciting proxies from brokers, bank nominees and other institutional holders for a fee not to exceed $7,500, plus expenses. All costs of the solicitation will be borne by the Company.

                                         By order of the Board of Directors
                                         APACHE CORPORATION

                                         /s/ C. L. PEPER
                                         C. L. PEPER
                                         Corporate Secretary

NOTE: STOCKHOLDERS ARE REQUESTED TO PROMPTLY VOTE THEIR SHARES USING ONE OF THE METHODS EXPLAINED ON PAGES 1 AND 2 OF THIS PROXY STATEMENT.

                                                                      APPENDIX A

             AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE OF
                               APACHE CORPORATION

PURPOSES OF THE AUDIT COMMITTEE

The purposes of the Audit Committee (the "Committee") are to assist the board of directors with the oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence
(iv) the performance of the Company's internal audit function and independent auditors and (v) the accounting and financial reporting processes of the Company and audits of the Company's financial statements. The Committee shall also prepare any and all reports required to be prepared and/or disclosed by the Committee pursuant to the rules of the Securities and Exchange Commission (the "SEC"), the listing standards of any exchange upon which the Company's securities are listed for trading, or any other applicable laws or regulations.

The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation, and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide compliance with accounting standards and applicable laws and regulations. The independent auditors for the Company are accountable to the board of directors, as representatives of the stockholders; however, the Committee has the sole authority and responsibility to retain and terminate the Company's independent auditors. The independent auditors are responsible for planning and carrying out a proper audit of the company's annual financial statements, review of the company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession. As such, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures.

DUTIES AND RESPONSIBILITIES OF THE AUDIT COMMITTEE

The following are the duties and responsibilities of the Committee:

   INDEPENDENT AUDITORS

      1. The sole authority to appoint, compensate, retain, oversee and terminate the independent auditors.

      2. The sole authority to pre-approve all terms of and fees for audit services, audit-related services, tax services, and other services to be performed for the Company by the independent auditors, subject to de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit.

      3. Ensure that the independent auditors prepare and deliver annually a formal written statement (an "Auditors' Statement") describing: the auditors' internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors' independence) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board No.
         1. The Committee shall discuss with the independent auditors any relationships or services disclosed in the Auditors' Statement that may impact the quality of audit services or the objectivity and independence of the Company's independent auditors;

      4. Ensure that the independent auditors shall submit to the Company annually a formal written statement of the fees billed for each of the following categories of services rendered by the independent auditors:
         (i) audit services, including the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits, and other procedures required to be performed by the independent auditors to be able to form an opinion on the Company's consolidated financial statements; (ii) audit related services, which include assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements or that are traditionally performed by the independent auditors, but are not necessarily required by statutory or regulatory audit mandates; (iii) tax services for the Company, such as tax compliance, tax planning, and tax advice; and (iv) all other services rendered by the independent auditors for the most recent fiscal year, in the aggregate and by each category of service.

      5. Review the independent auditors' audit plan prior to the commencement of the audit and discuss audit scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

      6. Review and evaluate the qualifications, performance, and independence of the independent auditors, including an evaluation of the lead partner of the independent auditors and an evaluation of whether the independent auditors' quality controls are adequate and whether the provision of permitted non-audit services is compatible with maintaining the auditors' independence. The Committee's evaluation of the independence of the independent auditors shall be made with respect to applicable standards of independence set forth in any applicable laws, regulations, or listing standards. The Committee shall consider the opinions of management and the internal auditing department in its evaluation.

      7. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, there should be a change of the audit firm itself.

      8. Receive and act upon any report from the independent auditors regarding internal control deficiencies and any response from management thereto.

   INTERNAL AUDITING DEPARTMENT

      9. Review and approve the internal audit function of the Company, including the proposed audit plans for the upcoming year.

     10. Review the budget, any changes in plan, activities, or organizational structure, and qualifications of the internal audit department, as needed.

     11. Review the appointment and replacement of the head of the internal auditing department.

     12. Review significant reports prepared by the internal audit department, together with management's response and follow-up to these reports.

   FINANCIAL REPORTING PRINCIPLES AND POLICIES; INTERNAL AUDIT CONTROLS AND PROCEDURES

     13. Advise management, the internal auditing department, and the independent auditors that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and practices.

     14. Meet separately and on a periodic basis with management, the internal audit department, and the independent auditors.

     15. Review and discuss quarterly reports from the independent auditors on:
         (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

     16. Consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented.

     17. Meet with management, the independent auditors and, if appropriate, the head of the internal auditing department to do the following:

        (a) discuss the scope of the annual audit;

        (b) discuss any significant matters arising from any audit, including any audit problems or difficulties;

        (c) discuss any audit problems or difficulties the independent auditors encountered in the course of the audit, including any restriction on their activities or access to requested information and any significant disagreements with management, and management's responses thereto;

        (d) review and discuss the Company's Form 10-Q, including disclosures made in the management's discussion and analysis, as well as the results of the independent auditors' review of the quarterly financial reports;

        (e) review and discuss the Company's annual audited financial statements and the independent auditors' report thereon, including disclosures made in management's discussion and analysis, contained in the Company's Form 10-K and annual report to stockholders prior to the filing or distribution thereof, and recommend to the Board of Directors whether the audited financial statements should be included in the Company's Form 10-K;

        (f) review the form of opinion the independent auditors propose to render to the board of directors and stockholders;

        (g) discuss, as appropriate: (i) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and
            (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

        (h) discuss with the Company's Chief Executive Officer and Chief Financial Officer the conclusions and disclosures made by them as a result of their certification process for the Form 10-K and Forms 10-Q; and

        (i) discuss and consider the integrity of the Company's financial reporting guidelines, policies, and controls governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, and discuss the Company's major financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal audit department together with management's responses thereto.

     18. Discuss earnings press releases and financial information and earnings guidance provided and the types of presentations made to analysts and rating agencies.

     19. Establish clear hiring policies for employees or former employees of the independent auditors.

     20. Establish, and update as necessary, a predetermined arrangement with the independent auditors' providing that they will notify and advise the Committee, prior to filing Forms 10-Q, of any matters identified through procedures for interim quarterly financial statements pursuant to SAS 71, as revised.

     21. Review management's analysis of significant financial reporting issues and practices.

   COMPLIANCE OVERSIGHT

     22. Assist the board of directors with oversight of the Company's compliance with legal and regulatory requirements.

     23. Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

     24. Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

   REPORTING AND RECOMMENDATIONS

     25. Review and reassess the adequacy of the Committee's charter annually.

     26. Prepare and report to the board of directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee's discharge of its responsibilities, and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the board of directors may take the form of an oral report by the chairperson of the Committee or any other member of this Committee designated by the Committee to make this report.

MEMBER QUALIFICATIONS AND APPOINTMENT

The Committee shall be composed of at least three (3) directors who shall satisfy the following criteria:

        (a) Each member of the Committee shall be "independent" under the criteria set by any applicable law, regulation, and/or listing standard.

        (b) Each Committee member shall be "financially literate," as defined by applicable law, regulation, and/or listing standard.

        (c) No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the board of directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee, and discloses this determination in the company's annual proxy statement.

        (d) No director shall have participated in the preparation of the financial statements of the Company or any subsidiary of the Company at any time during the previous three years.

The Company shall endeavor to ensure that at least one member of the Committee shall be a "financial expert" as defined by the SEC. Each of the members of the Committee shall be elected for a one-year term. The election of members of the Committee shall be held each year at the first meeting of the Board of Directors following the annual meeting of stockholders. Should a member of the Committee, for any reason, be unable to serve for the term to which he or she was elected, the vacancy may be filled by a majority vote of the Board of Directors at its next meeting.

Any member of the Committee may be removed by the board of directors at any time, with or without cause.

CHAIRMAN AND SECRETARY OF THE COMMITTEE

The chairman of the Committee shall be appointed by the board of directors for a one-year term coinciding with the chairman's term as a member of the Committee. The corporate secretary of the Company shall act as secretary of meetings of the Committee, unless a different secretary shall be elected or appointed by the Committee.

DELEGATION

The Committee may, in its discretion, if allowed by applicable laws or regulations, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee composed of at least two members. The Committee also hereby delegates to the chairman of the Committee the authority to pre-approve audit and non-audit services to be performed by the Company's independent auditors as provided for in pre-approval policies adopted from time to time by the Committee.

MEETINGS

The Committee shall meet once each fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Committee should meet separately periodically with management, the director of the internal auditing department, and the independent auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other. The Committee shall maintain minutes or other records of meetings of the Committee.

RESOURCES AND AUTHORITY OF THE AUDIT COMMITTEE

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts, as it deems appropriate. The Committee may be vested with other specific powers and authority by resolution of the board of directors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to the independent auditors for the purpose of rendering or issuing an audit report, (ii) compensation to any advisors employed by the Committee, and (iii) ordinary administrative expenses that are necessary or appropriate for carrying out the duties of the Committee.

ANNUAL PERFORMANCE EVALUATION

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee. The Committee shall conduct such evaluations and review in such manner as it deems appropriate.

DISCLOSURE OF CHARTER

This Charter shall be made available on the Company's website at www.apachecorp.com.

AMENDMENT

Any amendment or other modification of this charter shall be made and approved by the board of directors.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            NOTICE OF ANNUAL MEETING

                                OF STOCKHOLDERS

                                  MAY 6, 2004

                              AND PROXY STATEMENT

                                 (APACHE LOGO)

                              ONE POST OAK CENTRAL

                       2000 POST OAK BOULEVARD, SUITE 100

                           HOUSTON, TEXAS 77056-4400

                                                 (LOGO)Printed on recycled paper
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               APACHE CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                              THURSDAY, MAY 6, 2004
                                   10:00 A.M.

                       DOUBLETREE HOTEL HOUSTON - POST OAK
                             2001 POST OAK BOULEVARD
                                 HOUSTON, TEXAS


 If you would like to access the proxy materials electronically next year go to the following consent site address: http://www.econsent.com/apa/

--------------------------------------------------------------------------------

                         APACHE CORPORATION - 2004 PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR USE AT THE ANNUAL MEETING ON MAY 6, 2004.

By signing this proxy, you revoke all prior proxies and appoint G. Steven Farris, Randolph M. Ferlic and George D. Lawrence as Proxies, with full power of substitution, and authorize them to represent the undersigned at the annual meeting of stockholders to be held May 6, 2004, or any adjournment thereof, and to vote all the shares of common stock of Apache Corporation held of record by the undersigned on March 17, 2004.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "AGAINST" THE STOCKHOLDER PROPOSAL.

For participants in the Apache 401(k) Savings Plan, this proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is given, if the card is not signed, or if the card is not received by May 3, 2004, the shares credited to your account will be voted in proportion to directions received by Fidelity, the plan trustee.

                                                            --------------------
                                                            COMPANY #
                                                            --------------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY TELEPHONE - TOLL FREE - 1-800-560-1965 - QUICK *** EASY *** IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (central time) on May 5, 2004.

o Please have available your proxy card and the last 4-digits of your U.S. Social Security Number or the Tax Identification Number for this account.

o        Follow the simple instructions provided.

VOTE BY INTERNET - HTTP://WWW.EPROXY.COM/APA/ - QUICK *** EASY *** IMMEDIATE

o Use the internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (central time) on May 5, 2004.

o Please have available your proxy card and the last 4-digits of your U.S. Social Security Number or the Tax Identification Number for this account.

o Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope provided or return it to Apache Corporation, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.


    IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD
                               PLEASE DETACH HERE


  THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR ITEM 1 AND A VOTE AGAINST ITEM 2.

1.   Election of directors -- director nominees:

      01 Eugene C. Fiedorek        03 F. H. Merelli   [ ] Vote FOR            [ ] Vote WITHHELD
      02 Patricia Albjerg Graham   04 Raymond Plank       all nominees            from all nominees
                                                          (except as marked)

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.) --------------------------

2.   To approve stockholder proposal relating to climate change.

         [ ] For                     [ ] Against                     [ ] Abstain

3. The Proxies are authorized to vote in their best judgment upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEM 1 AND AGAINST ITEM 2.

Address Change?  Mark Box  [ ]      Date
Indicate change below:                   ---------------------------------------


                                    --------------------------------------------
                                    Signature(s) In Box

                                    Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.